UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2020

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WLTW	NASDAQ Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2020, our board of directors approved the Willis Towers Watson Public Limited Company Severance and Change in Control Pay Plan for U.S. Executives (the “U.S. Severance Plan”) and the Willis Towers Watson Severance and Change in Control Pay Plan for Non-U.S. Executives (the “Non-U.S. Severance Plan,” and together, the “Severance Plans”).    The U.S. Severance Plan is intended to be a severance pay plan governed by Title I of ERISA primarily for the purpose of providing benefits for a select group of management or highly compensated employees based in the U.S. and the Non-U.S. Severance Plan is intended to accommodate the requirements of local non-U.S. laws. Of our named executive officers, Michael Burwell and Gene Wickes have been selected to participate in the Severance Plans. John Haley will not be participating in the U.S. Severance Plan and will, instead, continue to be eligible for the severance benefits payable under his existing employment agreement. The Severance Plans are designed to replace the severance benefits payable under the participant’s employment agreements, offer letters or the Company’s general severance pay plan, as applicable, and, therefore, participation in the Severance Plans is contingent on the participant’s waiver of severance benefits under their current employment agreements or offer letters, or under the Company’s general severance pay plan, as applicable.

Under Mr. Burwell’s current employment offer letter, upon a termination of Mr. Burwell’s employment other than for “cause” (without regard to whether the involuntary termination occurs in connection with a change in control of the Company), Mr. Burwell generally is entitled to 12 months’ base salary and the target bonus amount under the Company’s annual incentive plan, subject to Mr. Burwell’s execution and delivery of a release of liability against the Company. In the event of the termination of Mr. Wickes’ employment other than for “cause” (without regard to whether the involuntary termination occurs in connection with a change in control of the Company), Mr. Wickes is currently eligible for severance benefits under the Company’s general severance pay plan, which provides for (i) a severance payment in an amount equal to three weeks of base salary per completed year of service, plus 12 weeks of base salary, up to a maximum of 52 weeks of base salary, (ii) payments for the cost of COBRA premiums for the continuation of group healthcare coverage for the number of weeks for which Mr. Wickes is entitled to receive severance payments, and (iii) the cost of outplacement services for six months. The severance benefits that Mr. Wickes is currently entitled to under the severance pay plan are subject to his execution and delivery of a release of liability against the Company. As noted above, if Mr. Burwell and Mr. Wickes become participants in the U.S. Severance Plan, they will be required to relinquish their rights under their current severance arrangements.

The Severance Plans provide for the payment of severance benefits if a participant’s employment is involuntarily terminated without “cause” (and other than due to the participant’s death or permanent disability) (an “Involuntary Termination”) and also if a participant resigns for “good reason” in connection with a “change in control” (an Involuntary Termination or resignation for good reason in connection with a change in control, a “Qualifying Termination”).

Under the Severance Plans, if a participant experiences an Involuntary Termination that occurs prior to the six-month period preceding a “change in control” or after the 24-month period following a “change in control,” the participant is eligible to receive the following upon execution and delivery of a general release of liability against the Company:

•	monthly cash installments during a 12-month period equal to the sum of the participant’s annual base salary and the participant’s target bonus amount under the Company’s annual incentive plan, and

•	under the U.S. Severance Plan, payment of the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the participant’s termination.

If a participant experiences a Qualifying Termination during the period commencing six months prior to a “change in control” and ending 24 months following a “change in control,” the participant is entitled to receive:

•	a lump sum cash payment equal to the sum of 24 months of base salary calculated using the executive’s highest monthly salary rate during the 12 months preceding such termination plus two times the participant’s target bonus amount under the Company’s annual incentive plan,

•	a pro-rata portion of the annual bonus payable for the year of termination based on the period the participant is employed during the year, and

•	under the U.S. Severance Plan, payment of the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the participant’s termination.

Under the Severance Plans, if any payments and benefits constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the payments and benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

The above description is a summary of the terms of the Severance Plans and is subject to and qualified in its entirety by the terms of the Severance Plans, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Willis Towers Watson Severance and Change in Control Pay Plan for U.S. Executives, dated as of March 8, 2020.

10.2	Willis Towers Watson Severance and Change in Control Pay Plan for Non-U.S. Executives, dated as of March 8, 2020.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2020	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel